As filed with the Securities and Exchange Commission on March 5, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

RADIAN GROUP INC.

(Exact name of issuer as specified in its charter)

Delaware	23-2691170
(State or other jurisdiction of incorporation of organization)	(I.R.S. Employer Identification No.)

1601 Market Street

Philadelphia, Pennsylvania 19103

(Address of principal executive offices)

RADIAN GROUP INC.

SAVINGS INCENTIVE PLAN

(Full title of the plans)

Howard S. Yaruss

Executive Vice President, Secretary and General Counsel

Radian Group Inc.

1601 Market Street

Philadelphia, Pennsylvania 19103

(Name and address of agent for service)

(215) 231-1388

(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Number of shares to be registered		Proposed maximum offering price per share		Proposed maximum aggregate offering price		Amount of registration fee
Common Stock, par value $.001 per share	300,000	(1)	$44.57	(2)	$13,371,000	(2)	$1,694.11	(3)

(1)	This registration statement covers shares of Common Stock of Radian Group Inc. which may be offered or sold pursuant to the Radian Group Inc. Savings Incentive Plan, as well as an indeterminate amount of interests to be offered or sold pursuant to the plan. Pursuant to Rule 457(h)(2), no separate registration fee is required with respect to the interests in the plan. This registration statement also relates to an indeterminate number of shares of common stock that may be issued upon stock splits, stock dividends or similar transactions in accordance with Rule 416.
(2)	Estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee, based on the average of the high and low sales prices of shares of Common Stock on March 4, 2004, as reported on the New York Stock Exchange.
(3)	Calculated pursuant to Section 6(b) as follows: proposed maximum aggregate offering price multiplied by .0001267.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, as filed by the Registrant with the Securities and Exchange Commission, are incorporated by reference in this Registration Statement and made a part hereof:

(a)	(i) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002 as filed with the Commission on March 21, 2003.

(ii) The Annual Report on Form 11-K for the fiscal year-ended December 31, 2002 in respect of the Radian Group Inc. Savings Incentive Plan, as filed with the Commission on June 30, 2003.

(b)	(i) The Registrant’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2003, June 30, 2003 and September 30, 2003, as filed with the Commission on May 14, 2003, August 14, 2003 and November 13, 2003, respectively.

(ii) All other reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) since December 31, 2002.

(c)	The description of the Registrant’s Common Stock contained in the Form 8-A filed on August 24, 1992, including all amendments and reports updating such description.

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. Any statement contained in any document, all or a portion of which is incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained or incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable

Item 6. Indemnification of Directors and Officers.

Section 102(b) (7) of the Delaware General Corporation Law (the “DGCL”) permits a corporation, in its certificate of incorporation, to limit or eliminate, subject to certain statutory limitations, the liability of directors to the corporation or its stockholders for monetary damages for breaches of fiduciary duty, except for liability (a) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL, or (d) for any transaction from which the director derived an improper personal benefit. Article Eighth of the Registrant’s Restated Certificate of Incorporation provides that the personal liability of directors of the Registrant is eliminated to the fullest extent permitted by Section 102(b) (7) of the DGCL.

Under Section 145 of DGCL, a corporation has the power to indemnify directors and officers under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorneys’ fees actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party by reason of being a director, officer, employee or agent of the corporation if it is determined that such person acted in accordance with the applicable standard of conduct set forth in such statutory provision. Article Seventh of the Registrant’s Amended and Restated Bylaws provides that the Registrant will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director, officer or other authorized representative of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another entity, against certain liabilities, costs and expenses. Article Seventh further permits the Registrant to maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another entity, against any liability asserted against such person and incurred by such person in any such capacity or arising out of his status as such, whether or not the Registrant would have the power to indemnify such person against such liability under the DGCL.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The following is a list of exhibits filed as part of this Registration Statement.

Exhibit Number	Exhibit
4.1	Second Amended and Restated Certificate of Incorporation of the Registrant, and Certificate of Amendment thereto (1).
4.2	Certificate of Designations (2)
4.3	Amended and Restated By-laws of the Registrant (3)
4.4	Amended and Restated Shareholder Rights Agreement of the Registrant (3)
4.5	Radian Group Inc. Savings Incentive Plan (1)
4.6	Amendment No. 1 to Radian Group Inc. Savings Incentive Plan (4)
5.1	Opinion of Posternak Blankstein & Lund LLP*
5.2	IRS Determination Letter dated September 11, 2002*
23.1	Consent of Deloitte & Touche LLP*
23.2	Consent of Posternak Blankstein & Lund LLP (included within Exhibit 5.1).
24.1	Power of Attorney (included within signature pages).

*	Filed herewith.
(1)	Incorporated by reference to Exhibits 3.1, 3.2 and 10.10 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001.
(2)	Incorporated by reference to Exhibit 3 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2002.
(3)	Incorporated by reference to Exhibits 3.3 and 4.4 to the Registrant’s Registration Statement on Form S-4 filed May 6, 1999 (File No. 333-77957).
(4)	Incorporated by reference to Exhibit 10.12 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania on March 5, 2004.

RADIAN GROUP INC.

By:	/s/ Frank P. Filipps

Name: Frank P. Filipps Title: Chairman of the Board and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed below by the following persons in the capacities and on the dates indicated.

Each person, in so signing, also hereby makes, constitutes and appoints Frank P. Filipps and Howard S. Yaruss, and each of them, each acting alone, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities in connection with this Registration Statement on Form S-8, including without limiting the generality of the foregoing, to sign the Registration Statement, including any and all stickers and post-effective amendments to the Registration Statement, and to sign any and all additional registration statements that are filed pursuant to General Instruction E to Form S-8 or Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute(s), may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date
/s/ Frank P. Filipps Frank P. Filipps	Chairman of the Board and Chief Executive Officer (principal executive officer)	March 5, 2004

/s/ C. Robert Quint C. Robert Quint	Executive Vice President and Chief Financial Officer (principal accounting and financial officer)	March 5, 2004

/s/ Roy J. Kasmar Roy J. Kasmar	President, Chief Operating Officer and Director	March 5, 2004

/s/ Herbert Wender Herbert Wender	Lead Director	March 5, 2004

Signature	Title	Date
/s/ James W. Jennings James W. Jennings	Director	March 5, 2004

/s/ Stephen T. Hopkins Stephen T. Hopkins	Director	March 5, 2004

/s/ Anthony W. Schweiger Anthony W. Schweiger	Director	March 5, 2004

/s/ David C. Carney David C. Carney	Director	March 5, 2004

/s/ Howard B. Culang Howard B. Culang	Director	March 5, 2004

/s/ Ronald W. Moore Ronald W. Moore	Director	March 5, 2004

/s/ Jan Nicholson Jan Nicholson	Director	March 5, 2004

/s/ Robert W. Richards Robert W. Richards	Director	March 5, 2004

The Plan. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant’s Benefit Administration Committee has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on March 5, 2004.

RADIAN GROUP INC. SAVINGS INCENTIVE PLAN

By:	Benefit Administration Committee

By:	/s/ Frank P. Filipps

Frank P. Filipps

By:	/s/ C. Robert Quint

C. Robert Quint

RADIAN GROUP INC.

INDEX TO EXHIBITS

Exhibit Number	Exhibit
4.1	Second Amended and Restated Certificate of Incorporation of the Registrant, and Certificate of Amendment thereto (1).
4.2	Certificate of Designations (2).
4.3	Amended and Restated By-laws of the Registrant (3).
4.4	Amended and Restated Shareholder Rights Agreement of the Registrant (3).
4.5	Radian Group Inc. Savings Incentive Plan (1).
4.6	Amendment No. 1 to Radian Group Inc. Savings Incentive Plan (4).
5.1	Opinion of Posternak Blankstein & Lund LLP*.
5.2	IRS Determination Letter dated September 11, 2002*.
23.1	Consent of Deloitte & Touche LLP*.
23.2	Consent of Posternak Blankstein & Lund LLP (included within Exhibit 5.1).
24.1	Power of Attorney (included within signature pages).

*	Filed herewith.
(1)	Incorporated by reference to Exhibits 3.1, 3.2 and 10.10 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001.
(2)	Incorporated by reference to Exhibit 3 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2002.
(3)	Incorporated by reference to Exhibits 3.3 and 4.4 to the Registrant’s Registration Statement on Form S-4 filed May 6, 1999 (File No. 333-77957).
(4)	Incorporated by reference to Exhibit 10.12 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002.